Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Third Quarter 2023 Results
Raises Revenue and Earnings Guidance

WESTFORD, Mass., October 31, 2023 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended September 30, 2023.

Third Quarter Financial Highlights
•Revenue increased 9% to $244 million
•Operating cash flow increased 89% to $47 million
•Free cash flow increased 106% to $38 million
•Net income increased 12% to $31 million
•GAAP EPS increased 12% to $2.63
•Adjusted EPS increased 13% to a record $2.69
•Adjusted EBITDA increased 10% to a record $53 million and represented a record 21.6% of revenue
•Bookings decreased 1% to $210 million
•Backlog was $324 million

Note: Percent changes above are based on comparison to the prior year period. All references to EPS are to our EPS as calculated on a diluted basis. Free cash flow, adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We delivered another exceptional quarter with record adjusted EBITDA, record adjusted EBITDA margin, and record adjusted EPS,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Our performance was driven by a combination of excellent execution across our operating segments and strong aftermarket parts revenue.

“While we have seen a general slowdown in manufacturing activity in most regions of the world, all of our operating segments achieved solid revenue performance and margin expansion. Growth in our Material Handling segment was particularly notable as we benefited from strong demand for both aftermarket parts and capital equipment leading to excellent financial results in the third quarter.”

Third Quarter 2023 Compared to 2022
Revenue increased nine percent to $244.2 million compared to $224.5 million in 2022. Organic revenue increased seven percent, which excludes a two percent increase from the favorable effect of foreign currency translation. Gross profit margin increased to 43.3 percent compared to 42.5 percent in 2022.

GAAP EPS increased 12 percent to $2.63 compared to $2.35 in 2022. Adjusted EPS increased 13 percent to a record $2.69 compared to $2.38 in 2022. Net income was $30.9 million, increasing 12 percent compared to $27.5 million in 2022. Adjusted EBITDA increased 10 percent to a record $52.7 million and represented a record 21.6 percent of revenue compared to $47.8 million and 21.3 percent in the prior year. Operating cash flow increased 89 percent to $47.0 million compared to $24.9 million in 2022. Free cash flow increased 106 percent to $38.1 million compared to $18.5 million in 2022.

Bookings decreased one percent to $209.6 million compared to $210.9 million in 2022. Organic bookings decreased two percent, which excludes a one percent increase from the favorable effect of foreign currency translation.

Kadant Reports Third Quarter 2023 Results
October 31, 2023

Summary and Outlook
“While industrial demand continues to moderate in response to a variety of macroeconomic challenges, we remain well positioned to finish the year strong and deliver record financial performance again in 2023,” continued Mr. Powell. “We are raising our revenue and earnings guidance for the full year and now expect revenue of $941 to $949 million in 2023, revised from our previous guidance of $925 to $940 million, GAAP EPS of $9.59 to $9.69, revised from our previous guidance of $9.11 to $9.31, and adjusted EPS of $9.65 to $9.75, revised from our previous guidance of $9.15 to $9.35. The 2023 adjusted EPS guidance excludes $0.03 of relocation costs and $0.03 of restructuring and impairment costs. For the fourth quarter of 2023, we expect GAAP EPS of $2.02 to $2.12 on revenue of $222 to $230 million.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, November 1, 2023, at 11:00 a.m. eastern time to discuss its third quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BI7b729fe1fa4e4eb2b84ea92515a7e2f0 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through December 1, 2023.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue included a favorable foreign currency translation effect of $3.9 million in the third quarter of 2023 compared to the third quarter of 2022 and an unfavorable foreign currency translation effect of $5.8 million in the first nine months of 2023 compared to the first nine months of 2022. Our other non-GAAP financial measures exclude relocation costs, restructuring and impairment costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

Kadant Reports Third Quarter 2023 Results
October 31, 2023

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $0.4 million in 2022.
•Pre-tax indemnification asset provision of $0.1 million in 2023.
•Pre-tax relocation costs of $0.5 million in 2023.
•Pre-tax restructuring and impairment costs of $0.4 million in 2023 and in $0.1 million in 2022.

Adjusted net income and adjusted EPS exclude:
•After-tax acquisition costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2022.
•After-tax relocation costs of $0.4 million ($0.5 million net of tax of $0.1 million) in 2023.
•After-tax restructuring and impairment costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2023 and $0.1 million in 2022.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $8.8 million in 2023 and $6.4 million in 2022.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax gain on the sale of a facility of $20.2 million in 2022.
•Pre-tax indemnification asset reversal of $0.1 million in 2023 and $0.6 million in 2022.
•Pre-tax relocation costs of $0.6 million in 2023.
•Pre-tax restructuring and impairment costs of $0.4 million in 2023 and $0.3 million in 2022.
•Pre-tax acquisition costs of $0.5 million and pre-tax expense related to amortization of acquired profit in inventory and backlog of $0.5 million in 2022.

Adjusted net income and adjusted EPS exclude:
•After-tax gain on the sale of a facility of $15.1 million ($20.2 million net of tax of $5.1 million) in 2022.
•After-tax relocation costs of $0.5 million ($0.6 million net of tax of $0.1 million) in 2023.
•After-tax restructuring and impairment costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2023 and $0.2 million ($0.3 million net of tax of $0.1 million) in 2022.
•After-tax acquisition costs of $0.3 million ($0.5 million net of tax of $0.2 million) and after-tax expense related to amortization of acquired profit in inventory and backlog of $0.4 million ($0.5 million net of tax of $0.1 million) in 2022.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $22.1 million in 2023 and $16.2 million in 2022.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports Third Quarter 2023 Results
October 31, 2023

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenue	$244,182	$224,510	$718,993	$672,639
Costs and Operating Expenses:
Cost of revenue	138,456	129,154	404,671	383,034
Selling, general, and administrative expenses	57,889	53,153	176,441	167,640
Research and development expenses	3,324	3,245	10,102	9,574
Gain on sale and other costs, net (b)	969	72	1,043	(19,936)
	200,638	185,624	592,257	540,312
Operating Income	43,544	38,886	126,736	132,327
Interest Income	438	271	1,053	650
Interest Expense	(2,107)	(1,721)	(6,722)	(4,321)
Other Expense, Net	(20)	(19)	(62)	(60)
Income Before Provision for Income Taxes	41,855	37,417	121,005	128,596
Provision for Income Taxes	10,816	9,746	31,761	33,075
Net Income	31,039	27,671	89,244	95,521
Net Income Attributable to Noncontrolling Interest	(175)	(184)	(571)	(672)
Net Income Attributable to Kadant	$30,864	$27,487	$88,673	$94,849

Earnings per Share Attributable to Kadant:
Basic	$2.64	$2.36	$7.58	$8.14
Diluted	$2.63	$2.35	$7.57	$8.12

Weighted Average Shares:
Basic	11,706	11,662	11,697	11,651
Diluted	11,740	11,700	11,719	11,681

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	September 30, 2023	September 30, 2023	October 1, 2022	October 1, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$30,864	$2.63	$27,487	$2.35
Adjustments, Net of Tax:
Acquisition Costs	—	—	276	0.02
Relocation Costs	401	0.03	—	—
Restructuring and Impairment Costs	295	0.03	72	0.01
Adjusted Net Income and Adjusted Diluted EPS (a)	$31,560	$2.69	$27,835	$2.38

	Nine Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2023	October 1, 2022	October 1, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$88,673	$7.57	$94,849	$8.12
Adjustments, Net of Tax:
Gain on Sale (b)	—	—	(15,143)	(1.30)
Acquisition-Related Costs	—	—	722	0.06
Relocation Costs	457	0.04	—	—
Restructuring and Impairment Costs	295	0.03	207	0.02
Adjusted Net Income and Adjusted Diluted EPS (a)	$89,425	$7.63	$80,635	$6.90
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Kadant Reports Third Quarter 2023 Results
October 31, 2023

	Three Months Ended			Increase Excluding FX (a,e)
Revenue by Segment	September 30, 2023	October 1, 2022	Increase
Flow Control	$90,798	$86,880	$3,918	$1,175
Industrial Processing	94,220	86,085	8,135	8,145
Material Handling	59,164	51,545	7,619	6,402
	$244,182	$224,510	$19,672	$15,722

Percentage of Parts and Consumables Revenue	61%	63%

	Nine Months Ended		Increase	Increase Excluding FX (a,e)
	September 30, 2023	October 1, 2022
Flow Control	$276,048	$257,926	$18,122	$18,181
Industrial Processing	267,729	263,572	4,157	10,313
Material Handling	175,216	151,141	24,075	23,634
	$718,993	$672,639	$46,354	$52,128

Percentage of Parts and Consumables Revenue	63%	64%

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding FX (e)
Bookings by Segment	September 30, 2023	October 1, 2022
Flow Control	$83,005	$84,902	$(1,897)	$(4,007)
Industrial Processing	70,441	77,878	(7,437)	(7,210)
Material Handling	56,158	48,093	8,065	6,848
	$209,604	$210,873	$(1,269)	$(4,369)

Percentage of Parts and Consumables Bookings	67%	68%

	Nine Months Ended		Increase (Decrease)	Increase (Decrease) Excluding FX (e)
	September 30, 2023	October 1, 2022
Flow Control	$275,862	$282,360	$(6,498)	$(5,470)
Industrial Processing	246,006	294,105	(48,099)	(41,145)
Material Handling	177,482	166,408	11,074	10,850
	$699,350	$742,873	$(43,523)	$(35,765)

Percentage of Parts and Consumables Bookings	65%	62%

	Three Months Ended		Nine Months Ended
Business Segment Information	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Gross Profit Margin:
Flow Control	52.2%	51.6%	52.3%	52.3%
Industrial Processing	39.5%	39.3%	39.8%	38.8%
Material Handling	35.7%	32.3%	36.2%	34.8%
Consolidated	43.3%	42.5%	43.7%	43.1%

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Kadant Reports Third Quarter 2023 Results
October 31, 2023

	Three Months Ended		Nine Months Ended
Business Segment Information (continued)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Operating Income:
Flow Control	$24,246	$22,874	$74,256	$67,306
Industrial Processing (b)	19,023	17,550	51,968	70,994
Material Handling	10,345	6,945	30,006	21,490
Corporate	(10,070)	(8,483)	(29,494)	(27,463)
	$43,544	$38,886	$126,736	$132,327

Adjusted Operating Income (a,f):
Flow Control	$24,680	$23,356	$74,690	$67,632
Industrial Processing	19,558	17,550	52,577	51,561
Material Handling	10,295	6,945	30,133	22,207
Corporate	(10,070)	(8,483)	(29,494)	(27,463)
	$44,463	$39,368	$127,906	$113,937

Capital Expenditures:
Flow Control	$1,195	$868	$3,889	$2,424
Industrial Processing (h)	7,299	4,654	16,007	11,679
Material Handling	350	854	2,170	2,081
Corporate	4	—	28	7
	$8,848	$6,376	$22,094	$16,191

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Operating Cash Flow	$46,967	$24,897	$106,311	$67,462
Less: Capital Expenditures (h)	(8,848)	(6,376)	(22,094)	(16,191)
Free Cash Flow (a)	$38,119	$18,521	$84,217	$51,271

Depreciation and Amortization Expense	$8,234	$8,456	$24,917	$26,387

Balance Sheet Data	September 30, 2023	December 31, 2022
Assets
Cash, Cash Equivalents, and Restricted Cash	$79,053	$79,725
Accounts Receivable, net	140,075	130,297
Inventories	164,346	163,672
Contract Assets	12,113	14,898
Property, Plant, and Equipment, net	128,738	118,855
Intangible Assets	161,034	175,645
Goodwill	384,317	385,455
Other Assets	84,428	81,334
	$1,154,104	$1,149,881
Liabilities and Stockholders' Equity
Accounts Payable	$44,286	$58,060
Debt Obligations	127,535	199,219
Other Borrowings	1,704	1,942
Other Liabilities	246,662	235,089
Total Liabilities	420,187	494,310
Stockholders' Equity	733,917	655,571
	$1,154,104	$1,149,881
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Kadant Reports Third Quarter 2023 Results
October 31, 2023

	Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Consolidated
Net Income Attributable to Kadant	$30,864	$27,487	$88,673	$94,849
Net Income Attributable to Noncontrolling Interest	175	184	571	672
Provision for Income Taxes	10,816	9,746	31,761	33,075
Interest Expense, Net	1,669	1,450	5,669	3,671
Other Expense, Net	20	19	62	60
Operating Income	43,544	38,886	126,736	132,327
Gain on Sale (b)	—	—	—	(20,190)
Acquisition Costs	—	410	—	486
Indemnification Asset (Provision) Reversals (g)	(50)	—	127	575
Relocation Costs	535	—	609	—
Restructuring and Impairment Costs	434	72	434	254
Acquired Backlog Amortization (c)	—	—	—	703
Acquired Profit in Inventory Amortization (d)	—	—	—	(218)
Adjusted Operating Income (a)	44,463	39,368	127,906	113,937
Depreciation and Amortization	8,234	8,456	24,917	25,684
Adjusted EBITDA (a)	$52,697	$47,824	$152,823	$139,621
Adjusted EBITDA Margin (a,i)	21.6%	21.3%	21.3%	20.8%

Flow Control
Operating Income	$24,246	$22,874	$74,256	$67,306
Acquisition Costs	—	410	—	472
Restructuring and Impairment Costs	434	72	434	72
Acquired Profit in Inventory Amortization (d)	—	—	—	(218)
Adjusted Operating Income (a)	24,680	23,356	74,690	67,632
Depreciation and Amortization	2,277	2,229	6,785	6,873
Adjusted EBITDA (a)	$26,957	$25,585	$81,475	$74,505
Adjusted EBITDA Margin (a,i)	29.7%	29.4%	29.5%	28.9%

Industrial Processing
Operating Income	$19,023	$17,550	$51,968	$70,994
Gain on Sale (b)	—	—	—	(20,190)
Indemnification Asset Reversal (g)	—	—	—	575
Relocation Costs	535	—	609	—
Impairment Costs	—	—	—	182
Adjusted Operating Income (a)	19,558	17,550	52,577	51,561
Depreciation and Amortization	2,906	3,122	8,823	9,476
Adjusted EBITDA (a)	$22,464	$20,672	$61,400	$61,037
Adjusted EBITDA Margin (a,i)	23.8%	24.0%	22.9%	23.2%

Material Handling
Operating Income	$10,345	$6,945	$30,006	$21,490
Acquisition Costs	—	—	—	14
Indemnification Asset (Provision) Reversal (g)	(50)	—	127	—
Acquired Backlog Amortization (c)	—	—	—	703
Adjusted Operating Income (a)	10,295	6,945	30,133	22,207
Depreciation and Amortization	3,034	3,083	9,254	9,262
Adjusted EBITDA (a)	$13,329	$10,028	$39,387	$31,469
Adjusted EBITDA Margin (a,i)	22.5%	19.5%	22.5%	20.8%

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Kadant Reports Third Quarter 2023 Results
October 31, 2023

		Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Corporate
	Operating Loss	$(10,070)	$(8,483)	$(29,494)	$(27,463)
	Depreciation and Amortization	17	22	55	73
	EBITDA (a)	$(10,053)	$(8,461)	$(29,439)	$(27,390)

(a)	Represents a non-GAAP financial measure.

(b)	Includes a $20.2 million pre-tax gain on the sale of a manufacturing facility in China in the nine months ended October 1, 2022 in our Industrial Processing segment pursuant to a relocation plan.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents income within cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(h)	Includes $2.5 million and $5.8 million in the three and nine months ended September 30, 2023, respectively, and $2.2 million and $5.4 million in the three and nine months ended October 1, 2022, respectively, related to the construction of a new manufacturing facility in China.

(i)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,100 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics and pandemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to
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Kadant Reports Third Quarter 2023 Results
October 31, 2023

successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com
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